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                                                                    EXHIBIT 23.2
(Deloitte & Touche LLP logo)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of NationsBank Corporation on Form S-4 of our report dated February 20, 1996 on Charter Bancshares, Inc., appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement-Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
March 29, 1996
Houston, Texas

Deloitte Touche
Tohmatsu
International